UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                                                                                                    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a‑12

DOUGLAS DYNAMICS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DOUGLAS DYNAMICS, INC.
SUPPLEMENT TO PROXY STATEMENT DATED MARCH 20, 2026

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2026

This supplement, dated April 2, 2026 (the “Supplement”), supplements and amends the Definitive Proxy Statement on Schedule 14A filed by Douglas Dynamics, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2026 (the “Original Filing”) in connection with the Company’s 2026 Annual Meeting of Stockholders to be held on April 29, 2026 (the “Annual Meeting”). This Supplement does not provide all the information that is important to your voting decisions at the Annual Meeting, and the Original Filing contains other important additional information. This Supplement should be read together with the Original Filing. Other than as specifically set forth below, this Supplement does not revise or update any of the other information set forth in the Original Filing. Capitalized terms used but not defined herein have the meanings set forth in the Original Filing.

The biography of Joher Akolawala was included in the Original Filing within Proposal 1, but his name was inadvertently omitted from the list of director nominees for election at the Annual Meeting. Accordingly, the sole purpose of this Supplement is to include Joher Akolawala, current director of the Company since 2022 whose term on the Board of Directors expires in 2026, in Proposal 1 as a director nominee for election at the Annual Meeting for a term to expire at the 2029 meeting of stockholders and until his successor is duly elected and qualified.

As a result of this Supplement, in connection with Proposal 1, stockholders are being asked to vote on the election of three persons to the Company’s Board of Directors to hold office until the 2029 meeting of stockholders and until his or her successor is duly elected and qualified, and the election of one person to the Company’s Board of Directors to hold office until the 2028 meeting of stockholders and until his successor is duly elected and qualified.

As set forth in the Original Filing, directors are elected by a plurality of the votes cast at the Annual Meeting. To be elected by a “plurality” of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication on the proxy card that you wish to “withhold authority,” by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

The biographies of the director nominees for election at the Annual Meeting as a part of Proposal 1 are included below for reference; no information in these biographies has changed since the Original Filing.

*****

Nominees for Election at the Annual Meeting

The following sets forth certain information, as of the Record Date, about the nominees for election at our Annual Meeting. Each of the nominees is currently a director of our Company.

Director Nominees for Terms Expiring in 2029

Joher Akolawala, 59, has been serving as a director since 2022. Mr. Akolawala served as Executive Vice President and Chief Financial Officer of Pella Corporation, a privately-held manufacturer of windows and doors, from March 2020 until his retirement in December 2024. Prior to joining Pella, Mr. Akolawala was the Senior Vice President, Chief Financial Officer - International of Walgreens Boots Alliance, Inc., a publicly traded pharmaceutical retailer, from November, 2019 to March, 2020. From June 2014 to October 2019, Mr. Akolawala served Mondelez International, Inc., a publicly traded multinational food and beverage company (a successor company to Kraft Foods Group), in roles of increasing responsibility, most recently as Senior Vice President, Global Finance. Prior to that, Mr. Akolawala spent nearly 23 years with Kraft Foods Group, where he held a number of senior leadership positions, including Chief Financial Officer, Kraft Grocery; Vice President, Business Systems; and Chief Financial Officer, Kraft Foodservice. Mr. Akolawala’s qualifications to serve on our Board include his leadership experience at complex global enterprises in multiple industries, his extensive background in finance, information technology, cybersecurity, M&A, and strategy, as well as his vast multi-cultural and international business experience.

Jennifer I. Ansberry, 52, is the Executive Vice President, General Counsel and Secretary of Lincoln Electric (NASDAQ: LECO) where she oversees the global legal, government affairs, compliance and environmental, health and safety and sustainability functions. Ms. Ansberry joined Lincoln Electric in 2004 and was elected Executive Vice President, General Counsel and Secretary in 2017. She previously served as Vice President, Deputy General Counsel where she oversaw the company's legal function in global mergers and acquisitions, securities law compliance, and corporate governance and led the company's environmental, health and safety organization. Prior to joining Lincoln Electric, Ms. Ansberry served as an associate at the law firms of Thompson Hine LLP and Keating, Muething & Klekamp LLP. She received her J.D. from the University of Cincinnati - College of Law and received a B.B.A. in accounting from the University of Cincinnati. Ms. Ansberry’s qualifications to serve on our Board include her ongoing senior executive leadership experience at a publicly traded company and her background in legal, compliance and mergers and acquisitions in the manufacturing industry. Ms. Ansberry was originally recommended as a Director nominee by a third-party search firm.

Bradley M. Nelson, 56, has served as Chief Executive Officer and as a member of the board of directors of MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) since March 2024. Mr. Nelson previously served as Executive Vice President and President, Commercial Segment of Oshkosh Corporation (NYSE: OSK) from 2021 to 2024. Prior to that, and over his 12-year tenure at Oshkosh Corporation, Mr. Nelson held several titles of increasing responsibility, including Senior Vice President, Commercial Business Segment and Vice President, Global Marketing, JLG Industries. Earlier in his career, Mr. Nelson held several leadership positions at Eaton Corporation and served as a technology executive at several companies including Iomega Corporation, US West, Inc, Random Access, Inc. and Alpine Computing MicroAge, Inc. Mr. Nelson earned an MBA from Brigham Young University and a Bachelor of Science in Business Administration from the University of Phoenix. Mr. Nelson’s qualifications to serve on our Board include his ongoing chief executive officer leadership experience at a publicly traded company and his background in the manufacturing industry as a member of the senior management teams at multiple global manufacturers. Mr. Nelson was originally recommended as a Director nominee by a third-party search firm.

Director Nominees for Terms Expiring in 2028

James L. Janik, 69, served as our Chairman from 2014 through April 30, 2025 and has served as a director since 2004. Mr. Janik served as our Executive Chairman from May 2024 until July 2024 and, previously, from January 2019 until his initial retirement as an officer of our Company in April of 2020. In addition, Mr. Janik served as our Interim President and Chief Executive Officer from July 2024 to March 2025 and previously served as our President and Chief Executive Officer from 2004 until January 2019. Mr. Janik also served as President and Chief Executive Officer of Douglas Dynamics Incorporated, the entity that previously operated our business, from 2000 to 2004. Mr. Janik was Director of Sales of our Western Products division from 1992 to 1994, General Manager of our Western Products division from 1994 to 2000 and Vice President of Marketing and Sales from 1998 to 2000. Prior to joining us, Mr. Janik was the Vice President of Marketing and Sales of Sunlite Plastics Inc., a custom extruder of thermoplastic materials, for two years. During the 11 prior years, Mr. Janik held a number of key marketing, sales and production management positions for John Deere Company. Mr. Janik has served on the board of directors of Jason Industries L.L.C. since August 2020. Mr. Janik’s qualifications to serve on our Board include his over 30 years of experience at our Company, including his years of experience as our and Douglas Dynamics Incorporated’s President and Chief Executive Officer, as well as his depth of experience at businesses affected by weather-related seasonality. This experience, comprehensive knowledge of the snow and ice control equipment industry, and inside perspective of the day-to-day operations of the Company provides essential insight and guidance to our Board.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOREGOING NOMINEES FOR ELECTION AS A DIRECTOR.

*****

An updated proxy card is being filed with this Supplement and will also be delivered to stockholders. As a result of technical proxy card formatting limitations, Mr. Akolawala’s election will be listed as a new Proposal 5 on the proxy card. The vote counting mechanics applicable to Mr. Akolawala’s election are the same as those that apply to Proposal 1 as described in the Original Filing and in this Supplement.

VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposals 1 and 5 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold
01 - Jennifer I. Ansberry (Term expiring 2029)	☐	☐
02 - Bradley M. Nelson (Term expiring 2029)	☐	☐
03 - James L. Janik (Term expiring 2028)	☐	☐

	For	Against	Abstain
2. Advisory vote (non-binding) to approve the compensation of the Company's named executive officers.	☐	☐	☐
3. The ratification of the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
4. Approval of the Amendment to the Company's Fourth Amended and Restated Certificate of Incorporation to provide for exculpation from personal liability for certain officers as permitted by Delaware law.	☐	☐	☐

5. Election of Director:

	For	Withhold
01 - Joher Akolawala (Term expiring 2029)	☐	☐

Note: In their discretion, the proxies are authorized to vote on such other business properly brought before the meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

048CMC

2026 Annual Meeting Admission Ticket

2026 Annual Meeting of Douglas Dynamics, Inc. Stockholders

April 29, 2026, 11:00 a.m. Central Time
One Park Plaza
11270 West Park Place, Milwaukee, WI 53224

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Douglas Dynamics, Inc.

Notice of 2026 Annual Meeting of Stockholders
One Park Plaza, 11270 West Park Place, Milwaukee, WI 53224
Proxy Solicited by Board of Directors for Annual Meeting – April 29, 2026

The undersigned hereby appoints Mark Van Genderen and Sarah C. Lauber, and either of them, each with the power of substitution, as proxies for the undersigned to attend the Annual Meeting of Stockholders of Douglas Dynamics, Inc. ("the Company") to be held on April 29, 2026 at 11:00 a.m. Central Time and any adjournments or postponements thereof and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referenced in the Proxy Statement for the Annual Meeting as designated on the reverse side, and, at their discretion, upon such other matters as may properly come before the Annual Meeting.

If you own shares of the Company's common stock through the Douglas Dynamics, L.L.C. 401(k) Plan, your vote will provide voting instructions to the trustee(s) of the plan. If no instructions are given, the trustee(s) will vote your shares as described in the Proxy Statement.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 29, 2026. The Douglas Dynamics, Inc. proxy statement for the 2026 Annual Meeting of Stockholders and the Annual Report to Stockholders are available at http://ir.douglasdynamics.com/financial-information.

C Non-Voting Items

Change of Address – Please print new address below.	**Comments** – Please print your comments below.